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Exhibit 4.2

No.
Cusip No. 89468P 10 2	Shares
TC Acquisition Corp. Incorporated under the Laws of the State of Delaware
Common Stock Par Value $0.0001 per Share
SEE REVERSE FOR CERTAIN DEFINITIONS

THIS CERTIFIES THAT                                                                                                                        IS THE OWNER OF                                    FULLY PAID AND NON-ASSESSABLE SHARES OF COMMON STOCK, WITH A PAR VALUE $0.0001 PER SHARE, OF TC ACQUISITION CORP., a Delaware corporation (the "Corporation"), transferable on the books of the Corporation in person or by duly authorized attorney upon surrender of this certificate if properly endorsed. This certificate is not valid unless countersigned by the Transfer Agent and registered by Registrar.

WITNESS the seal of the Corporation and the facsimile signature of its duly authorized officers.

Dated:

Secretary		Chief Executive Officer
Transfer Agent
TC Acquisition Corp. CORPORATE SEAL 2005 DELAWARE

        The following abbreviations, when used in the inscription on the face of this certificate, shall be construed as though they were written out in full according to applicable laws or regulations:

TEN COM	as tenants in common	Unif Gift Min Act -		Custodian
TEN ENT	tenants by the entireties		(Cust)		(Minor)
JT TEN	as joint tenants with right of		Under Uniform Gifts to Minors
	survivorship and not as tenants in common		Act:
(State)
Additional abbreviations may also be used though not in the above list.

TC Acquisition Corp.

        The Corporation will furnish without charge to each stockholder who so requests the powers, designations, preferences and relative, participating, option or other special rights of each class of stock or series thereof of the Corporation and the qualifications, limitations, or restrictions of such preferences and/or rights. This certificate and the Units represented hereby are issued and shall be held subject to the terms and conditions applicable to the securities underlying and comprising the Units.

For Value Received,                                                             hereby sell, assign and transfer unto

PLEASE INSERT SOCIAL SECURITY OR OTHER
IDENTIFYING NUMBER OF ASSIGNEE

(PLEASE PRINT OR TYPEWRITE NAME AND ADDRESS, INCLUDING ZIP CODE, OF ASSIGNEE)

Units represented by the within Certificate, and do hereby irrevocably constitute and appoint                                                             Attorney, to transfer the said Units on the books of the within named Corporation with full power of substitution in the premises.

Dated	By:
NOTICE: THE SIGNATURE TO THIS ASSIGNMENT MUST CORRESPOND WITH THE NAME AS WRITTEN UPON THE FACE OF THE CERTIFICATE IN EVERY PARTICULAR, WITHOUT ALTERATION OR ENLARGEMENT OR ANY CHANGE WHATEVER.
Signature(s) Guaranteed:
By:
THE SIGNATURE(S) SHOULD BE GUARANTEED BY AN ELIGIBLE GUARANTOR INSTITUTION (BANKS, STOCKBROKERS, SAVINGS AND LOAN ASSOCIATIONS AND CREDIT UNIONS WITH MEMBERSHIP IN AN APPROVED SIGNATURE GUARANTEE MEDALLION PROGRAM, PURSUANT TO S.E.C. RULE 17Ad-15).

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  Exhibit 4.2